Gannett Announces Fourth Quarter 2024 Results & Business Outlook

NEW YORK, NY — February 20, 2025 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the fourth quarter ended December 31, 2024.

"In 2024, we made continued strong progress executing on our strategy to advance our digital transformation, resulting in total digital revenues exceeding 45% of total revenues in the fourth quarter, and amounting to over $1.1 billion for the year. Equally important, we expanded our audience, improved engagement, and grew digital revenues through diversified channels. Total 2024 digital revenues increased by over 5% compared to 2023," said Michael Reed, Gannett Chairman and Chief Executive Officer.

"The successful execution of our strategy has driven continued improvement across our key financial metrics. In 2024, we delivered full-year growth in both Adjusted EBITDA and free cash flow, while driving improvement to our bottom line. We also remained focused on enhancing our capital structure in 2024, which was evidenced by repaying $73.5 million of debt in addition to repayments made in connection with the completion of our comprehensive refinancing that extended our debt maturities and significantly reduced potential future dilution from our convertible notes."

"With our continued strong performance, we are pleased to have delivered on the expectations we set for 2024 at the beginning of the year for total revenue, Adjusted EBITDA, free cash flow, and net income. This success reinforces our confidence in achieving our 2025 expectations that we shared this morning. Further, when considering the impact of the refinancing we completed in Q4, our expectations for 2025 and 2026 remain in line with the guidance provided at the start of 2024. While transformations are never a straight line, the reaffirmation of our key financial goals demonstrates the continued progress we are making on our transformation."

"As we look ahead to 2025, we expect to build on that progress and drive improvement across our key financial metrics. We believe we are well-positioned to realize total revenue growth during 2025, growth in both total digital revenues and Adjusted EBITDA, significant free cash flow generation, and meaningful debt reduction. We are excited about our operational and financial plans for 2025, as well as the opportunity to create meaningful value for both our shareholders as well as the communities that we serve."

Fourth Quarter 2024 Digital Highlights (Year-Over-Year):
•Total digital revenues of $280.4 million increased 1.2%, or 3.4% on a same store basis(1)
•Digital-only subscription revenues of $49.0 million grew 17.0%
•200 million(2) average monthly unique visitors, an increase of 7.0%
•Digital advertising revenues of $92.7 million grew 1.7%

Additional Fourth Quarter 2024 Highlights (Year-Over-Year):
•Total revenues of $621.3 million decreased 7.2%
◦Total revenues were impacted by the decision to sell or shut down certain non-strategic assets
•Same store revenues(1) decreased 5.5%, reflecting an improvement of 250 basis points
•Net income attributable to Gannett of $64.3 million, a margin of 10.4%
•Adjusted Net income attributable to Gannett(1) of $38.3 million improved by $56.5 million
•Adjusted EBITDA(1) totaled $78.2 million, an increase of 5.5%
•Adjusted EBITDA(1) margin of 12.6% improved by 150 basis points
•Cash provided by operating activities of $9.0 million
•Free cash flow(1) of $3.8 million
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow, and Same store revenues are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) 200 million average monthly unique visitors in the fourth quarter of 2024 with approximately 149 million average monthly unique visitors coming from our U.S. media network, which includes USA TODAY (based on December 2024 Comscore Media Metrix®) and approximately 51 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).

Capital Structure Highlights:
•As of December 31, 2024, the Company had cash and cash equivalents of $106.3 million
•Total principal debt outstanding at December 31, 2024 was $1,111.8 million, including $850.0 million in first lien debt
•First lien net leverage(3) was 2.7x
•In February 2025, the Company entered into an asset purchase agreement with Hearst Corporation to divest the Austin American-Statesman, which is expected to close in the first quarter of 2025

Business Outlook(4)
The Company presents its full year outlook for 2025. The Company's estimates factor in the pending sale of the Austin American-Statesman but do not factor in the impact of any future acquisitions or dispositions.
•Full Year 2025 Business Outlook(4)
◦Total digital revenues are expected to grow approximately 7%-10% on a same store basis(1)
▪Total digital revenues are expected to make up 50% of total revenues during 2025
◦Total revenues are expected to be down in the low single digits on a same store basis(1)
▪Same store(1) revenue trends are expected to grow on an overall basis during 2025
◦Net income attributable to Gannett is expected to improve compared to the prior year
◦Adjusted EBITDA(1) is expected to grow versus the prior year
◦Cash provided by operating activities is expected to grow in excess of 30% versus the prior year
◦Free cash flow(1) is expected to grow in excess(5) of 40% versus the prior year

Financial Highlights6

In thousands	Fourth Quarter 2024	Full Year 2024
Revenues	$621,275	$2,509,315
Net income (loss) attributable to Gannett	64,319	(26,354)
Adjusted EBITDA(6) (non-GAAP basis)	78,158	273,189
Adjusted net income attributable to Gannett(6) (non-GAAP basis)	38,320	24,970
Cash provided by operating activities	8,989	100,310
Free cash flow(6) (non-GAAP basis)	3,832	58,445

Earnings Conference Call

Management will host a conference call on Thursday, February 20, 2025 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Fourth Quarter Earnings Call" or access code "669986". We use our website as a channel of distribution for important Company information and we use the investors.gannett.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on
(3) As of December 31, 2024, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of our five-year first lien term loan facility (the "2029 Term Loan Facility") and dividing that by Q4 2024 LTM Adjusted EBITDA. The 6% Senior Secured Convertible Notes due 2027 and 6% Senior Secured Convertible Notes due 2031 are secured by liens junior to those securing our 2029 Term Loan Facility.
(4) Projections are based on Company estimates as of February 20, 2025 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company's future financial results could differ materially from the Company’s current estimates.
(5) Capital expenditures are expected to increase as a result of investments in technology and products.
(6) Refer to "Use of Non-GAAP Information" below for the Company's definition of Adjusted EBITDA, Adjusted net income (loss) attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Thursday, March 6, 2025 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "50823". A transcript of our earnings call held today also will be posted to the investors.gannett.com website.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations, including our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver high-quality, trusted content with a commitment to balanced, unbiased journalism, where and when consumers want to engage. Our digital marketing solutions brand, LocaliQ, supports small and medium-sized businesses with innovative digital marketing products and solutions.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2025 business outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and audience, digital marketing and advertising services, digital revenues, monetization of our audience, print advertising trends and revenues, expected results of our targeting and pricing models, expectations regarding our cash from operating activities, free cash flows, revenues, net income (loss) attributable to Gannett, Adjusted EBITDA, same store revenues and cash flows, expectations regarding our long-term growth, sustainable growth, and inflection in our revenue, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expectations with respect to the effects of our refinancing transaction, expectations regarding our divestiture of the Austin American-Statesman and the closing of such transaction, our expected capital expenditures, expectations regarding real estate and non-strategic asset sales, our strategy, our partnerships, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect(s)", "believe(s)", "aim(s)", "will", "can", "outlook", "guidance", "estimate(s)", "project(s)", "suggest", "trend", "focus", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$106,299	$100,180
Accounts receivable, net of allowance for credit losses of $13,596 and $16,338, respectively	239,636	266,096
Inventories	20,910	26,794
Prepaid expenses	40,268	36,210
Other current assets	18,782	14,957
Total current assets	425,895	444,237
Property, plant, and equipment, net of accumulated depreciation of $337,013 and $336,408, respectively	240,980	239,087
Operating lease assets	143,955	221,733
Goodwill	530,028	533,876
Intangible assets, net	430,374	524,350
Deferred tax assets	60,983	37,125
Pension and other assets	207,932	180,839
Total assets	$2,040,147	$2,181,247

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$318,384	$293,444
Deferred revenue	108,000	120,502
Current portion of long-term debt	74,300	63,752
Operating lease liabilities	39,761	45,763
Other current liabilities	5,157	10,052
Total current liabilities	545,602	533,513
Long-term debt	755,754	564,836
Convertible debt	249,757	416,036
Deferred tax liabilities	4,928	2,028
Pension and other postretirement benefit obligations	37,820	42,661
Long-term operating lease liabilities	167,731	203,871
Other long-term liabilities	125,921	100,989
Total noncurrent liabilities	1,341,911	1,330,421
Total liabilities	1,887,513	1,863,934
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 158,835,742 shares issued and 147,388,555 shares outstanding at December 31, 2024; 158,554,705 shares issued and 148,939,463 shares outstanding at December 31, 2023	1,588	1,586
Treasury stock, at cost, 11,447,187 shares and 9,615,242 shares at December 31, 2024 and December 31, 2023, respectively	(20,540)	(17,393)
Additional paid-in capital	1,281,801	1,426,325
Accumulated deficit	(1,053,546)	(1,027,192)
Accumulated other comprehensive loss	(56,164)	(65,541)
Total Gannett stockholders' equity	153,139	317,785
Noncontrolling interests	(505)	(472)
Total equity	152,634	317,313
Total liabilities and equity	$2,040,147	$2,181,247

GANNETT CO., INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

Table No. 2	Three months ended December 31,		Year ended December 31,
In thousands, except per share amounts	2024	2023	2024	2023
	(Unaudited)
Digital	$280,388	$277,145	$1,103,651	$1,050,370
Print and commercial	340,887	392,260	1,405,664	1,613,180
Total revenues	621,275	669,405	2,509,315	2,663,550
Operating costs	375,799	419,644	1,545,584	1,692,031
Selling, general and administrative expenses	178,663	185,908	726,028	735,339
Depreciation and amortization	39,333	38,496	156,287	162,622
Integration and reorganization costs	11,192	6,009	66,155	24,468
Asset impairments	513	—	46,589	1,370
(Gain) loss on sale or disposal of assets, net	(466)	768	1,106	(40,101)
Other operating expenses	10,136	722	10,404	1,550
Total operating expenses	615,170	651,547	2,552,153	2,577,279
Operating income (loss)	6,105	17,858	(42,838)	86,271
Interest expense	25,903	26,969	104,697	111,776
Gain on early extinguishment of debt	(55,205)	(1,316)	(55,559)	(4,529)
Non-operating pension income	(2,962)	(2,375)	(12,438)	(9,382)
Equity income in unconsolidated investees, net	(271)	(1,038)	(548)	(2,379)
Other non-operating expense (income), net	2,454	(3,067)	(1,317)	(3,050)
Non-operating expenses	(30,081)	19,173	34,835	92,436
Income (loss) before income taxes	36,186	(1,315)	(77,673)	(6,165)
(Benefit) provision for income taxes	(28,132)	21,581	(51,286)	21,729
Net income (loss)	64,318	(22,896)	(26,387)	(27,894)
Net loss attributable to noncontrolling interests	(1)	(4)	(33)	(103)
Net income (loss) attributable to Gannett	$64,319	$(22,892)	$(26,354)	$(27,791)
Income (loss) per share attributable to Gannett - basic	$0.45	$(0.16)	$(0.18)	$(0.20)
Income (loss) per share attributable to Gannett - diluted	$0.11	$(0.16)	$(0.18)	$(0.20)

GANNETT CO., INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Table No. 3	Year ended December 31,
In thousands	2024	2023
Operating activities
Net loss	$(26,387)	$(27,894)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	156,287	162,622
Share-based compensation expense	12,522	16,567
Non-cash interest expense	18,072	21,199
(Benefit) provision for deferred income taxes	(44,758)	11,514
Loss (gain) on sale or disposal of assets, net	1,106	(40,101)
Gain on early extinguishment of debt	(55,559)	(4,529)
Asset impairments	46,589	1,370
Pension and other postretirement benefit obligations	(23,916)	(13,917)
Equity income in unconsolidated investees, net	(548)	(2,379)
Change in other assets and liabilities, net:
Accounts receivable, net	25,843	34,135
Inventory	4,617	18,510
Prepaid expenses	(1,820)	16,680
Accounts payable and accrued liabilities	(1,934)	(65,094)
Deferred revenue	(17,277)	(29,971)
Other assets and liabilities	7,473	(4,138)
Cash provided by operating activities	100,310	94,574
Investing activities
Purchase of property, plant and equipment	(49,534)	(38,116)
Proceeds from sale of real estate and other assets	20,976	85,298
Change in other investing activities	608	(203)
Cash (used for) provided by investing activities	(27,950)	46,979
Financing activities
Payments of deferred financing costs	(8,933)	—
Borrowings of long-term debt	837,671	—
Repayments of long-term debt	(644,732)	(133,821)
Repurchase of convertible debt	(248,211)	—
Proceeds from convertible debt	110	—
Treasury stock	(3,141)	(2,642)
Changes in other financing activities	(1,617)	952
Cash used for financing activities	(68,853)	(135,511)
Effect of currency exchange rate change on cash	2,062	(234)
Increase in cash, cash equivalents and restricted cash	5,569	5,808
Cash, cash equivalents and restricted cash at beginning of period	110,612	104,804
Cash, cash equivalents and restricted cash at end of period	$116,181	$110,612

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended December 31,		Year ended December 31,
In thousands	2024	2023	2024	2023
Revenues:
Domestic Gannett Media	$482,259	$529,217	$1,938,398	$2,095,853
Newsquest	58,275	58,178	239,273	233,980
Digital Marketing Solutions	117,035	120,384	477,807	477,909
Corporate and other	1,363	1,665	5,656	6,268
Intersegment eliminations	(37,657)	(40,039)	(151,819)	(150,460)
Total	$621,275	$669,405	$2,509,315	$2,663,550

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. These non-GAAP financial performance and liquidity measures, which may not be comparable to, and may be defined differently than, similarly titled measures used or reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

We define our non-GAAP financial performance and liquidity measures as follows:

•Adjusted EBITDA is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA as Net income (loss) attributable to Gannett before (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, (13) Other non-operating (income) expense, net, and (14) Non-recurring items. The most directly comparable U.S. GAAP financial performance measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA margin as Adjusted EBITDA divided by total Revenues.

•Adjusted net income (loss) attributable to Gannett is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted net income (loss) attributable to Gannett as Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the consolidated statements of cash flows including the impact of (i) capital expenditures and excluding the impact of (ii) third-party debt expenses associated with the refinancing of debt. The result is a figure representing Free cash flow available for use in operations, additional investments, ongoing debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the exclusion of the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which are items that may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our full year 2025 business outlook included in this release include certain non-GAAP financial performance and liquidity measures, including Same store revenues, Adjusted EBITDA, and Free cash flow. The outlook for each of these non-GAAP items does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA, and Free cash flow to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events out of our control, is unavailable, or is not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended December 31, 2024
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income attributable to Gannett	$30,188	$12,315	$1,574	$20,242	$64,319
Benefit for income taxes	—	—	—	(28,132)	(28,132)
Interest expense	—	—	—	25,903	25,903
Gain on early extinguishment of debt	—	—	—	(55,205)	(55,205)
Non-operating pension income	(1,102)	(1,860)	—	—	(2,962)
Depreciation and amortization	23,420	2,293	5,687	7,933	39,333
Integration and reorganization costs (reversal)	6,681	(1,009)	119	5,401	11,192
Third-party debt expenses and acquisition costs	—	—	—	10,259	10,259
Asset impairments	513	—	—	—	513
(Gain) loss on sale or disposal of assets, net	(487)	(7)	—	28	(466)
Share-based compensation expense	—	—	—	3,279	3,279
Other non-operating (income) expense, net	(532)	(541)	4,003	(476)	2,454
Non-recurring items	29	—	—	7,642	7,671
Adjusted EBITDA (non-GAAP basis)	$58,710	$11,191	$11,383	$(3,126)	$78,158
Net income attributable to Gannett margin	6.3%	21.1%	1.3%	NM	10.4%
Adjusted EBITDA margin (non-GAAP basis)	12.2%	19.2%	9.7%	NM	12.6%
NM indicates not meaningful.

	Three months ended December 31, 2023
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$26,915	$11,107	$8,043	$(68,957)	$(22,892)
Provision for income taxes	—	—	—	21,581	21,581
Interest expense	—	—	—	26,969	26,969
Gain on early extinguishment of debt	—	—	—	(1,316)	(1,316)
Non-operating pension income	(209)	(2,166)	—	—	(2,375)
Depreciation and amortization	25,721	2,063	5,993	4,719	38,496
Integration and reorganization costs	3,248	677	182	1,902	6,009
Third-party debt expenses and acquisition costs	—	215	—	507	722
Loss (gain) on sale or disposal of assets, net	703	(29)	92	2	768
Share-based compensation expense	—	—	—	3,840	3,840
Other non-operating income, net	(215)	(634)	(1,815)	(403)	(3,067)
Non-recurring items	(65)	96	—	5,340	5,371
Adjusted EBITDA (non-GAAP basis)	$56,098	$11,329	$12,495	$(5,816)	$74,106
Net income (loss) attributable to Gannett margin	5.1%	19.1%	6.7%	NM	(3.4)%
Adjusted EBITDA margin (non-GAAP basis)	10.6%	19.5%	10.4%	NM	11.1%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5 (continued)	Year ended December 31, 2024
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$61,333	$55,196	$13,382	$(156,265)	$(26,354)
Benefit for income taxes	—	—	—	(51,286)	(51,286)
Interest expense	—	—	—	104,697	104,697
Gain on early extinguishment of debt	—	—	—	(55,559)	(55,559)
Non-operating pension income	(5,021)	(7,417)	—	—	(12,438)
Depreciation and amortization	96,478	8,485	24,066	27,258	156,287
Integration and reorganization costs (reversal)	49,625	(513)	2,061	14,982	66,155
Third-party debt expenses and acquisition costs	—	(22)	—	10,954	10,932
Asset impairments	600	—	—	45,989	46,589
Loss (gain) on sale or disposal of assets, net	1,682	(894)	93	225	1,106
Share-based compensation expense	—	—	—	12,522	12,522
Other non-operating (loss) income, net	(2,263)	(1,426)	3,442	(1,070)	(1,317)
Non-recurring items	(13)	—	634	21,234	21,855
Adjusted EBITDA (non-GAAP basis)	$202,421	$53,409	$43,678	$(26,319)	$273,189
Net income (loss) attributable to Gannett margin	3.2%	23.1%	2.8%	NM	(1.1)%
Adjusted EBITDA margin (non-GAAP basis)	10.4%	22.3%	9.1%	NM	10.9%
NM indicates not meaningful.

	Year ended December 31, 2023
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$114,254	$49,257	$28,841	$(220,143)	$(27,791)
Provision for income taxes	—	—	—	21,729	21,729
Interest expense	—	—	—	111,776	111,776
Gain on early extinguishment of debt	—	—	—	(4,529)	(4,529)
Non-operating pension income	(705)	(8,677)	—	—	(9,382)
Depreciation and amortization	112,201	8,792	23,795	17,834	162,622
Integration and reorganization costs	5,582	1,763	784	16,339	24,468
Third-party debt expenses and acquisition costs	139	215	—	1,196	1,550
Asset impairments	1,370	—	—	—	1,370
(Gain) loss on sale or disposal of assets, net	(38,937)	(42)	324	(1,446)	(40,101)
Share-based compensation expense	—	—	—	16,567	16,567
Other non-operating income (loss), net	773	(1,539)	(521)	(1,763)	(3,050)
Non-recurring items	(36)	359	—	12,131	12,454
Adjusted EBITDA (non-GAAP basis)	$194,641	$50,128	$53,223	$(30,309)	$267,683
Net income (loss) attributable to Gannett margin	5.5%	21.1%	6.0%	NM	(1.0)%
Adjusted EBITDA margin (non-GAAP basis)	9.3%	21.4%	11.1%	NM	10.0%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended December 31,		Year ended December 31,
In thousands	2024	2023	2024	2023
Net income (loss) attributable to Gannett	$64,319	$(22,892)	$(26,354)	$(27,791)
Gain on early extinguishment of debt	(55,205)	(1,316)	(55,559)	(4,529)
Integration and reorganization costs	11,192	6,009	66,155	24,468
Third-party debt expenses and acquisition costs	10,259	722	10,932	1,550
Asset impairments	513	—	46,589	1,370
(Gain) loss on sale or disposal of assets, net	(466)	768	1,106	(40,101)
Other items	20	(99)	(597)	(196)
Subtotal	30,632	(16,808)	42,272	(45,229)
Tax impact of above items	7,688	(1,412)	(17,302)	4,247
Adjusted net income (loss) attributable to Gannett (non-GAAP basis)	$38,320	$(18,220)	$24,970	$(40,982)

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended December 31,		Year ended December 31,
In thousands	2024	2023	2024	2023
Cash provided by operating activities (GAAP basis)	$8,989	$21,157	$100,310	$94,574
Capital expenditures	(12,826)	(8,409)	(49,534)	(38,116)
Third-party debt expenses	7,669	—	7,669	—
Free cash flow (non-GAAP basis)(1)	$3,832	$12,748	$58,445	$56,458
(1) For the three months ended December 31, 2024 and 2023, free cash flow was negatively impacted by interest paid of $35.9 million and $33.2 million, respectively, integration and reorganization costs of $7.8 million and $6.7 million, respectively, and other costs of $8.3 million and $5.6 million, respectively. For the year ended December 31, 2024 and 2023, free cash flow was negatively impacted by interest paid of $86.3 million and $89.3 million, respectively, integration and reorganization costs of $31.2 million and $53.7 million, respectively, and other costs of $30.5 million and $13.2 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED & DIGITAL
(Unaudited)

Table No. 8	Three months ended December 31,			Year ended December 31,
In thousands	2024	2023	% Change	2024	2023	% Change
Total revenues	$621,275	$669,405	(7.2)%	$2,509,315	$2,663,550	(5.8)%
Currency impact	(1,839)	—		(6,111)	—
Exited operations(1)	(942)	(14,998)		(3,094)	(29,339)
Same store total revenues	$618,494	$654,407	(5.5)%	$2,500,110	$2,634,211	(5.1)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

	Three months ended December 31,			Year ended December 31,
In thousands	2024	2023	% Change	2024	2023	% Change
Digital revenues	$280,388	$277,145	1.2%	$1,103,651	$1,050,370	5.1%
Currency impact	(556)	—		(1,772)	—
Exited operations(1)	(930)	(7,480)		(3,053)	(11,644)
Same store digital revenues	$278,902	$269,665	3.4%	$1,098,826	$1,038,726	5.8%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

GANNETT CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended December 31,				Year ended December 31,
In thousands, except ARPU	2024	2023	Change	% Change	2024	2023	Change	% Change
Domestic Gannett Media:
Digital-only ARPU	$8.03	$7.09	$0.94	13.3%	$7.83	$6.46	$1.37	21.2%

Newsquest:
Digital-only ARPU	$6.21	$6.18	$0.03	0.5%	$6.17	$6.14	$0.03	0.5%

Total Gannett:
Digital-only ARPU	$7.93	$7.05	$0.88	12.5%	$7.75	$6.45	$1.30	20.2%

DMS:
Core platform revenues	$116,248	$119,355	$(3,107)	(2.6)%	$474,298	$473,172	$1,126	0.2%
Core platform ARPU	$2,788	$2,663	$125	4.7%	$2,760	$2,620	$140	5.3%
Core platform average customer count	13.9	14.9	(1.0)	(6.7)%	14.3	15.1	(0.8)	(5.3)%

Table No. 10	As of December 31,
In thousands	2024	2023	% Change
Digital-only paid subscriptions:
Domestic Gannett Media	1,953	1,912	2.1%
Newsquest	110	83	32.5%
Total Gannett	2,063	1,995	3.4%